EXHIBIT 4.8

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                FOURTH AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of May 21, 2004, as follows:

          1. The definition of "Annual Director Award Date" in Section 3 of the Plan is hereby amended in its entirety to read as follows:

               "'Annual Director Award Date' means, for each year, the first business day following the date on which the annual meeting of stockholders of the Company is held in such year."

          2. The definition of "Director Award" in Section 3 of the Plan is hereby amended in its entirety to read as follows:

               "'Director Award' means the grant of a Director Option or Director Restricted Stock."

          3. Section 3 of the Plan is hereby amended by adding the following definitions to Section 3 of the Plan in their respective alphabetical order:

               "'Change in Control' is defined in Attachment A." "'Director Restricted Stock' means Restricted Stock granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in Section 9(f) hereof."

          4. Section 5 of the Plan is hereby amended by replacing the number "1,850,000" with the number "2,350,000."

          5. Subsection 9(b) of the Plan is hereby amended to read in its entirety as follows:

               "(b) Other Director Options. On the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date:

               (i) the Board or the Committee may, in its discretion, grant each Nonemployee Director a Director Option that provides for the purchase of such number of shares of Common Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such awards may not exceed the number of shares of Common Stock then available for award under this Plan;

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               (ii) each  Nonemployee  Director  that is the chairman of each of the audit,  compensation and nominating committees, in addition to the
          Director   Options   granted   under  Section   9(b)(i),   also  shall
          automatically be granted a Director Option that provides for, in the case of the chairman of the audit committee, the purchase of an additional 3,000 shares of Common Stock and, in the case of the chairman of each of the compensation or nominating committees, the purchase of an additional 2,000 shares of Common Stock, respectively; and

               (iii) the Board or the Committee may, in its discretion, in addition to the Director Options granted under Section 9(b)(i), grant Director Options for the purchase of up to 3,000 shares to each
          Nonemployee Director who is a non-chairman member of the audit committee and may grant Director Options for the purchase of up to 2,000 shares to each Nonemployee Director who is a non-chairman member of the compensation or nominating committees, provided that each such non-chairman member of the audit, compensation or nominating committees to whom such Director Option is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc."

          6. Section 9 of the Plan is hereby amended by adding to the end thereof a new subsection (f), to read in its entirety as follows:

               "(f) Director Restricted Stock.

               (i) On each Annual Director Award Date, the Board or the Committee may, in its discretion, grant each Nonemployee Director an Award of Director Restricted Stock for such number of shares of Restricted Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

               (ii) Each Award of Director Restricted Stock shall vest in increments of one-third of the total number of shares of Restricted Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Restricted Stock that are subject thereto on the third anniversary of the date of grant; provided, however, that upon a Change in Control, all shares of Director Restricted Stock shall immediately vest. All unvested shares of Director Restricted Stock shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

               (iii) Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the

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          Director  Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company."

          7. The Plan is hereby amended by adding "Attachment A" attached to this Amendment to the end of the Plan as a new "Attachment A" thereto.

         IN WITNESS WHEREOF, this Amendment has been executed effective as of May 21, 2004.

                                           CARRIZO OIL & GAS, INC.

                                           By:   /s/Paul F. Boling
                                                 -----------------
                                           Name: Paul F. Boling
                                           Title: Vice President and
                                                  Chief Financial Officer



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                                  ATTACHMENT A

                               "CHANGE IN CONTROL"

The following definitions apply regarding Change in Control provisions of the foregoing Plan:

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

     "Associate" shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Beneficial Owner" shall mean, with reference to any securities, any Person if:

     (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

     (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

     (c) such Person or any such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate

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or Associate  thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

     The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner".

     "Change of Control" shall mean any of the following:

     (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 40% or more of the shares of Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or

     (b) individuals who, as of May 21, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 21, 2004 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act; or (c) the Company engages in and completes a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the
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same proportions as their ownership,  immediately prior to such  reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

     (d) the Company engages in and completes (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii) (A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock or such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 40% or more of the Common 47 Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to subsections (a), (c) or (d) of this definition as a result of (i) any Person that is currently party to the Shareholders Agreement dated as of December 15, 1999 among the Company, C.B. Capital Investors, L.P. (now J.P. Morgan Partners (23A SBIC), LLC), S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster and Mellon Ventures, L.P., as amended from time to time, or the Shareholders Agreement dated as of February 20, 2002 among the Company, Mellon Ventures, L.P., S.P. Johnson IV, Frank A. Wojtek and Steven A. Webster, as amended from time to time (collectively, the "Shareholders Agreements"), becoming the Beneficial Owner at any time of 40% or more of the shares of Common Stock or 40% or more of the combined voting

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power of the Voting Stock of the Company,  or (ii) any other Person becoming the
Beneficial Owner at any time of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company to the extent caused by the attribution to that other Person of the beneficial ownership of the Common Stock or Voting Stock of a Person who is listed in clause (i) above and is a member of a group with such other Person solely because of a voting agreement, tag-along rights or other rights substantially similar to the rights set forth in the Shareholders Agreements.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Person" shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

     "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock) except upon the occurrence of a contingency, whether such rights exist as of May 21, 2004 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

     "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

     "Person"  shall  mean  any  individual,  firm,  corporation,   partnership,
association, trust, unincorporated organization or other entity.

     "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).